Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Contact:

Jeffrey W. Farrar

Executive Vice President and CFO

(540) 829-1603

farrarj@vfgi.net

VIRGINIA FINANCIAL GROUP, INC. ANNOUNCES 21%

GROWTH IN SECOND QUARTER EARNINGS

Culpeper, VA-Virginia Financial Group, Inc. (NASDAQ: VFGI) today reported second quarter 2005 earnings of $4.5 million, an increase of 21.3% compared to earnings of $3.7 million for the second quarter of 2004. Net income per diluted share was $.62, up 21.6% compared to $.51 for the same period in 2004. VFG’S earnings for the second quarter of 2005 produced an annualized return on average assets (ROA) of 1.22% and an annualized return on average equity (ROE) of 13.80%, compared to prior year ratios of 1.05% and 12.20%, respectively. For the first six months of 2005, net income was $8.5 million, up 18.8% from $7.1 million for the same period in 2004. Net income per diluted share was $1.18, up 19.2% from $.99 for the first six months of 2004. ROA and ROE for the six month period was 1.18% and 13.28%, respectively, compared to 1.02% and 11.86% for the same period in 2004.

O.R. Barham, Jr., President and CEO, commented, “We are pleased with our results for the quarter, showing solid revenue growth, expense control and earnings growth. Effective management of our balance sheet has also enabled us to benefit from the rising rate environment during the period. We look forward to maintaining our momentum during the second half of the year.”

REVENUE GROWTH

Total revenue, comprised of net interest income and noninterest income, was $17.9 million for the second quarter of 2005, an increase of $1.4 million or 8.2% over $16.5 million in 2004. The largest component, net interest income, amounted to $13.8 million for the second quarter, up $1.2 million or 9.7% compared with $12.6 million for the same quarter in 2004. For the six months ended June 30, 2005, net interest income was $27.0 million, an increase of $1.9 million or 7.7% from $25.1 million for the same period in 2004. Improvements in the growth and mix of average earning assets, coupled with net interest margin expansion, were primarily contributors to this growth. The net interest margin for the second quarter of 2005 was 4.23%, up eight basis points sequentially compared to 4.15% for the first quarter of 2005, and up eighteen basis points when compared to 4.05% for the second quarter of 2004. The net interest margin for the six month period ended June 30, 2005 was 4.19%, compared to 4.07% for the same period in 2004.

Total noninterest income was $4.1 million for the second quarter of 2005, an increase of $136 thousand or 3.4% compared to $3.5 million for the second quarter of 2004. Included in the 2005 results is a gain of $318 thousand in connection with the sale of a community bank stock investment during the quarter. Retail banking fees decreased $240 thousand or 11.7% to $1.8 million, compared to $2.1 million in the second quarter of 2004. VFG is experiencing a fifteen percent decline in the volume of NSF charges as compared to the same period in 2004, which can be attributed to trends noted with respect to a corresponding decrease in paper items processed and increase in pre-authorized electronic banking transactions such as ATM and debit card transactions. VFG experienced lower revenues from mortgage operations, with mortgage banking fees amounting to $684, a decrease of $152 thousand or 18.2%, as compared to $836 thousand for the second quarter of 2004, but up sequentially $209 thousand or 44.0% from the first quarter of 2005. Mortgage loans available for sale increased to $17.7 million, an increase of $8.0 million or 83% from March 31, 2005. Trust and brokerage revenues for the second quarter were $967 thousand, up $136 thousand or 16.4% compared to $831 thousand in the second quarter of 2004.

NONINTEREST EXPENSE AND EFFICIENCY

Noninterest expense for the second quarter of 2005 amounted to $10.8 million, up $166 thousand or 1.6% from $10.6 million for the same period in 2004, and up sequentially $267 thousand or 2.5% from the first quarter of 2005. For the six month period ended June 30, 2005, noninterest expense amounted to $21.3 million, an increase of $265 thousand or 1.3% over $21.1 million the same period in 2004. The relatively modest increases are attributable to a fairly stable full-time equivalent employee count and related costs associated with health and welfare benefits, a decrease in operating expenses associated with the Tazewell branch divesture, a decrease in incentives associated with loan production offices and mortgage divisions, and general improvements in overall efficiency. VFG anticipates the rate of increase in overhead to increase to a more normalized level as it accelerates its expansion efforts and implements several sales and credit training initiatives in the second half of 2005. VFG’s efficiency ratio was 60.0% for the quarter, compared to 62.7% for the same quarter in 2004. For the six month period ended June 30, 2005, the efficiency ratio was 60.4%, compared to 63.1% for the same period in 2004.

BALANCE SHEET GROWTH

Average loans for the second quarter were $1.10 billion, up $126.4 million or 12.9% from the second quarter of 2004, and average total assets were $1.47 billion, up $59.0 million or 4.2% from the second quarter of 2004. Loan growth for the second quarter of 2005 was $27.5 million or 2.5%. Second quarter 2005 loan growth was funded from maturities and pay downs in the securities portfolio of $14.3 million or 5.8%, and deposit growth of $12.7 million or 1.0%.

At June 30, 2005 VFG had total assets of $1.47 billion, compared to $1.41 billion at June 30, 2004. Shareholder’s equity at June 30, 2005 was $131.5 million, an increase of $10.7 million or 8.9% compared to June 30, 2004. Shareholder’s equity represented 8.97% of total assets at June 30, 2005, while tangible equity capital represented 7.80% of tangible assets at June 30, 2005. Book value at June 30, 2005 was $18.34 per share, compared to $16.87 at June 30, 2004.

ASSET QUALITY

Asset quality remains strong, with VFG’s ratio of non-performing assets as a percentage of total assets amounting to .11% as of June 30, 2005, compared to .31% at June 30, 2004 and .15% at March 31, 2005. Net charge-offs as a percentage of average loans receivable amounted to .01% for the quarter and .01% for the six month period ended June 30, 2005, compared to .01% and .03% for the same periods in 2004. At

June 30, 2005, the allowance for loan losses was approximately eight times the level of non-performing assets, while the allowance as a percentage of total loans amounted to 1.14%. The Company decreased its provision for loan losses by $90 thousand or 14.2%, from $636 thousand for the three months ended June 30, 2004 compared to $546 thousand for the three months ended June 30, 2005, consistent with a slightly decreased rate of growth and general improvement in asset quality during the period.

UPDATE ON SUPERVISORY AGREEMENT REGARDING BANK SECRECY ACT COMPLIANCE

VFG continues to actively work with the Federal Reserve Bank of Richmond to improve the Company’s compliance with Bank Secrecy Act (“BSA”) regulations. The Federal Reserve Bank’s most recent review was conducted during the second quarter, and identified one area in which the regulator thought that some further refinement was needed before it would consider lifting the supervisory agreement. Since that notification, management has developed and substantially implemented a response, and plans to have the Federal Reserve revisit the area noted during the third quarter. It is anticipated that a termination of the agreement could come soon thereafter, and VFG has initiated construction on new branches as discussed below in anticipation that approvals will be in hand by completion of branch construction. While there can be no assurance that this matter will be resolved in the timeline outlined above, VFG is confident that this matter is close to a resolution.

NEW BRANCHES

VFG is pleased to announce ground-breaking for two new branches, one to be located at 2102 Langhorne Rd. in Lynchburg, Virginia, and the other to be located one block east of the Mill Creek Road/Avon Street intersection in Charlottesville, Virginia. The Lynchburg branch will be a 6,000 square foot two story building and serve as a main office facility for several future sites in various stages of planning for that market. The Avon Street branch will be a 3,000 square foot structure, and also the first of several planned retail sites in the Charlottesville market. These branches will support our highly successful loan production offices in those two markets. Plans are to have both branches open by the end of the year.

ABOUT VFG

VFG is the holding company for Planters Bank & Trust Company of Virginia – in Staunton; Second Bank & Trust – in Culpeper; Virginia Heartland Bank – in Fredericksburg and Virginia Commonwealth Trust Company – in Culpeper. The Company is a traditional community banking provider, offering a full range of business and consumer banking services including trust and asset management service via its trust company affiliate. The organization maintains a network of thirty-five branches serving Central and Southwest Virginia. It also maintains five trust and investment service offices in its markets, and loan production offices located in Charlottesville and Lynchburg.

NON-GAAP FINANCIAL MEASURES

This report refers to the efficiency ratio, which is computed by dividing non-interest expense by the sum of net interest income on a tax equivalent basis and non-interest income excluding gain on sale of securities. This is a non-GAAP financial measure that we believe provides investors with important information regarding our operational efficiency. Such information is not in accordance with generally accepted accounting principles (GAAP) and should not be construed as such. Management believes such financial information is meaningful to the reader in understanding operating performance, but cautions that such information not be viewed as a substitute for GAAP. VFG, in referring to its net income, is referring to income under generally accepted accounting principles, or “GAAP”.

FORWARD LOOKING STATEMENTS

In addition to historical information, this press release contains forward-looking statements. The forward-looking statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from historical results, or those anticipated. When we use words such as “believes”, “expects”, “anticipates” or similar expressions, we are making forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date thereof. VFG wishes to caution the reader that factors, such as those listed below, in some cases have affected and could affect VFG’s actual results, causing actual results to differ materially from those in any forward looking statement. These factors include: (i) expected cost savings from VFG’s acquisitions and dispositions, (ii) competitive pressure in the banking industry or in VFG’s markets may increase significantly, (iii) changes in the interest rate environment may reduce margins, (iv) general economic conditions, either nationally or regionally, may be less favorable than expected, resulting in, among other things, credit quality deterioration, (v) changes may occur in banking legislation and regulation, or VFG may not be released from its supervisory agreement with the Federal Reserve related to Bank Secrecy Compliance within anticipated timeframes, (vi) changes may occur in general business conditions and (vii) changes may occur in the securities markets. Please refer to VFG’s filings with the Securities and Exchange Commission for additional information, which may be accessed at www.vfgi.net.

QUARTERLY PERFORMANCE SUMMARY

Virginia Financial Group, Inc. (NASDAQ: VFGI)

(Dollars in thousands, except per share data)

	For the Three Months Ended		Percent Increase (Decrease)
	6/30/2005	6/30/2004
INCOME STATEMENT
Interest income - taxable equivalent	$19,904	$17,703	12.43%
Interest expense	5,719	4,693	21.86%
Net interest income - taxable equivalent	14,185	13,010	9.03%
Less: taxable equivalent adjustment	399	448	-10.94%
Net interest income	13,786	12,562	9.74%
Provision for loan and lease losses	546	636	-14.15%
Net interest income after provision for loan and lease losses	13,240	11,926	11.02%
Noninterest income	4,085	3,949	3.44%
Noninterest expense	10,801	10,635	1.56%
Provision for income taxes	2,054	1,555	32.09%
Net income	$4,470	$3,685	21.30%

PER SHARE DATA
Basic earnings	$0.62	$0.51	21.57%
Diluted earnings	$0.62	$0.51	21.57%

Shares outstanding	7,169,929	7,160,417

Weighted average shares -
Basic	7,166,969	7,159,654
Diluted	7,214,171	7,200,797

Dividends paid on common shares	$0.21	$0.19

PERFORMANCE RATIOS
Return on average assets	1.22%	1.05%	16.19%
Return on average equity	13.80%	12.20%	13.11%
Return on average realized equity (A)	13.80%	12.51%	10.31%
Net yield on earning assets (taxable equivalent)	4.23%	4.05%	4.44%
Efficiency (taxable equivalent) (B)	59.96%	62.69%	-4.35%

ASSET QUALITY
Allowance for loan losses
Beginning of period	$12,181	$10,283
Provision for loan losses	546	636
Charge offs	(130)	(178)
Recoveries	67	58
End of period	$12,664	$10,799

Non-performing assets:
Non-accrual loans	$1,347	$2,325
Loans 90+ days past due and still accruing	—	13
Other real estate owned	—	5
Troubled debt restructurings	193	1,998
Total non-performing assets	$1,540	$4,341
to total assets:	0.11%	0.31%
to total loans plus OREO:	0.14%	0.44%
Allowance for loan losses to total loans	1.14%	1.09%
Net charge-offs (recoveries)	$62	$120
Net charge-offs to average loans outstanding	0.01%	0.01%

NOTES: Applicable ratios are annualized

(A)	Excludes the effect on average stockholders’ equity of unrealized gains (losses) that result from changes in market values of securities and other comprehensive pension expense.
(B)	Excludes securities gains (losses) and foreclosed property expense for all periods.

QUARTERLY PERFORMANCE SUMMARY

Virginia Financial Group, Inc. (NASDAQ: VFGI)

(Dollars in thousands, except per share data)

	For the Six Months Ended		Percent Increase (Decrease)
	6/30/2005	6/30/2004
INCOME STATEMENT
Interest income - taxable equivalent	$38,894	$35,545	9.42%
Interest expense	11,116	9,581	16.02%
Net interest income - taxable equivalent	27,778	25,964	6.99%
Less: taxable equivalent adjustment	806	910	-11.43%
Net interest income	26,972	25,054	7.66%
Provision for loan and lease losses	1,092	1,317	-17.08%
Net interest income after provision for loan and lease losses	25,880	23,737	9.03%
Noninterest income	7,779	7,406	5.04%
Noninterest expense	21,335	21,070	1.26%
Provision for income taxes	3,841	2,933	30.96%
Net income	$8,483	$7,140	18.81%

PER SHARE DATA
Basic earnings	$1.18	$1.00	18.00%
Diluted earnings	$1.18	$0.99	19.19%

Shares outstanding	7,169,929	7,160,417

Weighted average shares -
Basic	7,165,128	7,156,505
Diluted	7,212,554	7,199,256

Dividends paid on common shares	$0.41	$0.38

PERFORMANCE RATIOS
Return on average assets	1.18%	1.02%	15.69%
Return on average equity	13.28%	11.86%	11.97%
Return on average realized equity (A)	13.37%	12.24%	9.23%
Net yield on earning assets (taxable equivalent)	4.19%	4.08%	2.70%
Efficiency (taxable equivalent) (B)	60.37%	63.11%	-4.34%

ASSET QUALITY
Allowance for loan losses
Beginning of period	$11,706	$9,743
Provision for loan losses	1,092	1,317
Charge offs	(319)	(354)
Recoveries	185	93
End of period	$12,664	$10,799

Non-performing assets:
Non-accrual loans	$1,347	$2,325
Loans 90+ days past due and still accruing	—	13
Other real estate owned	—	5
Troubled debt restructurings	193	1,998
Total non-performing assets	$1,540	$4,341
to total assets:	0.11%	0.31%
to total loans plus OREO:	0.14%	0.44%
Allowance for loan losses to total loans	1.14%	1.09%
Net charge-offs (recoveries)	$133	$261
Net charge-offs to average loans outstanding	0.01%	0.03%

NOTES: Applicable ratios are annualized

(A)	Excludes the effect on average stockholders’ equity of unrealized gains (losses) that result from changes in market values of securities and other comprehensive pension expense.
(B)	Excludes securities gains (losses) and foreclosed property expense for all periods.

QUARTERLY PERFORMANCE SUMMARY

Virginia Financial Group, Inc. (NASDAQ: VFGI)

(Dollars in thousands, except per share data)

	6/30/2005	6/30/2004	Percent Increase (Decrease)
SELECTED BALANCE SHEET DATA
End of period balances

Securities available for sale	$229,435	$294,003	-21.96%
Securities held to maturity	4,856	5,843	-16.89%
Total securities	234,291	299,846	-21.86%

Real estate - construction	126,288	102,907	22.72%
Real estate - 1-4 family residential	315,290	311,626	1.18%
Real estate - commercial and multifamily	540,888	451,480	19.80%
Commercial, financial and agricultural	87,075	78,278	11.24%
Consumer loans	41,122	46,459	-11.49%
All other loans	2,414	4,685	-48.47%
Total loans	1,113,077	995,250	11.84%
Deferred loan costs	610	185	229.73%
Allowance for loan losses	(12,664)	(10,799)	17.27%
Net loans	1,101,023	984,636	11.82%

Other assets	130,582	121,940	7.09%

Total assets	1,465,896	1,406,422	4.23%

Non-interest bearing deposits	265,137	225,416	17.62%
Money market & interest checking	352,092	362,894	-2.98%
Savings	132,557	142,207	-6.79%
CD’s and other time deposits	499,384	488,398	2.25%
Total deposits	1,249,170	1,218,915	2.48%

Short-term borrowed funds	25,676	25,498	0.70%
Trust preferred capital notes	20,619	20,000	3.10%
Federal Home Loan Bank advances	30,020	14,100	112.91%
Other liabilities	8,906	7,135	24.82%

Total liabilities	1,334,391	1,285,648	3.79%

Total stockholders’ equity	$131,505	$120,774	8.89%

	For the Six Months Ended		Percent Increase (Decrease)
	6/30/2005	6/30/2004
Average balances
Total assets	$1,455,971	$1,405,147	3.62%
Total stockholders’ equity	$128,868	$121,089	6.42%

	For the Three Months Ended
	6/30/2005	6/30/2004
Total assets	$1,465,571	$1,406,613	4.19%
Total stockholders’ equity	$129,972	$121,446	7.02%

QUARTERLY PERFORMANCE SUMMARY

Virginia Financial Group, Inc. (NASDAQ: VFGI)

(Dollars in thousands)

	For the Three Months Ended		Percent Increase (Decrease)
	6/30/2005	6/30/2004
Interest Income
Interest and fees on loans	$17,123	$14,239	20.25%
Interest on deposits in other banks	3	1	200.00%
Interest and dividends on securities:
Taxable	1,600	2,217	-27.83%
Tax-exempt	641	714	-10.22%
Dividends	125	77	62.34%
Interest income on federal funds sold	12	7	71.43%
Total interest income	19,504	17,255	13.03%

Interest Expense
Interest on deposits	4,868	4,237	14.89%
Interest on federal funds repurchased and securities sold under agreements to repurchase	144	35	311.43%
Interest on Federal Home Loan Bank advances	248	183	35.52%
Interest on trust preferred capital notes	294	194	51.55%
Interest on other short-term borrowings	164	44	272.73%
Total interest expense	5,718	4,693	21.84%

Net interest income	13,786	12,562	9.74%
Provision for loan losses	546	636	-14.15%
Net interest income after provision for loan losses	13,240	11,926	11.02%

Noninterest Income
Retail banking fees	1,810	2,050	-11.71%
Commissions and fees from fiduciary activities	787	684	15.06%
Investment fee income	180	147	22.45%
Other operating income	326	232	40.52%
Gains (losses) on sale of fixed assets	(1)	—	—
Gains (losses) on securities available for sale	296	—	—
Gains (losses) on sale of other real estate owned	—	—	—
Gains (losses) on sale of branches	3	—	—
Gain on sale of mortgage loans	684	836	-18.18%
Total noninterest income	4,085	3,949	3.44%

Noninterest Expense
Compensation and employee benefits	6,048	5,948	1.68%
Net occupancy expense	706	670	5.37%
Supplies and equipment expenses	1,092	1,095	-0.27%
Amortization-intangible assets	159	174	-8.62%
Data processing	313	442	-29.19%
Telecommunications	229	268	-14.55%
Marketing	309	149	107.38%
State franchise taxes	223	141	58.16%
Professional fees	267	290	-7.93%
Other operating expenses	1,455	1,458	-0.21%
Total noninterest expense	10,801	10,635	1.56%

Income before income taxes	6,524	5,240	24.50%
Income tax expense	2,054	1,555	32.09%
Net income	$4,470	$3,685	21.30%

QUARTERLY PERFORMANCE SUMMARY

Virginia Financial Group, Inc. (NASDAQ: VFGI)

(Dollars in thousands)

	For the Six Months Ended		Percent Increase (Decrease)
	6/30/2005	6/30/2004
Interest Income
Interest and fees on loans	$33,166	$28,294	17.22%
Interest on deposits in other banks	7	2	250.00%
Interest and dividends on securities:
Taxable	3,407	4,744	-28.18%
Tax-exempt	1,296	1,462	-11.35%
Dividends	192	124	54.84%
Interest income on federal funds sold	20	9	122.22%
Total interest income	38,088	34,635	9.97%

Interest Expense
Interest on deposits	9,620	8,771	9.68%
Interest on federal funds repurchased and securities sold under agreements to repurchase	288	106	171.70%
Interest on Federal Home Loan Bank advances	428	338	26.63%
Interest on trust preferred capital notes	559	222	151.80%
Interest on other short-term borrowings	221	144	53.47%
Total interest expense	11,116	9,581	16.02%

Net interest income	26,972	25,054	7.66%
Provision for loan losses	1,092	1,317	-17.08%
Net interest income after provision for loan losses	25,880	23,737	9.03%

Noninterest Income
Retail banking fees	3,475	3,599	-3.45%
Commissions and fees from fiduciary activities	1,511	1,460	3.49%
Investment fee income	361	345	4.64%
Other operating income	567	521	8.83%
Gains (losses) on sale of fixed assets	(1)	—	—
Gains (losses) on securities available for sale	296	—	—
Gains (losses) on sale of other real estate owned	—	—	—
Gains (losses) on sale of branches	411	—	—
Gain on sale of mortgage loans	1,159	1,481	-21.74%
Total noninterest income	7,779	7,406	5.04%

Noninterest Expense
Compensation and employee benefits	12,095	11,808	2.43%
Net occupancy expense	1,457	1,376	5.89%
Supplies and equipment expenses	2,206	2,139	3.13%
Amortization-intangible assets	327	347	-5.76%
Data processing	627	741	-15.38%
Telecommunications	497	524	-5.15%
Marketing	448	302	48.34%
State franchise taxes	454	310	46.45%
Professional fees	397	491	-19.14%
Other operating expenses	2,827	3,032	-6.76%
Total noninterest expense	21,335	21,070	1.26%

Income before income taxes	12,324	10,073	22.35%
Income tax expense	3,841	2,933	30.96%
Net income	$8,483	$7,140	18.81%

VIRGINIA FINANCIAL GROUP INC.

CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES

THREE MONTHS ENDED JUNE 30, 2005 AND 2004

(Dollars in thousands)

	Three months ended June 30,
	2005			2004
Dollars in thousands	Average Balance	Interest Inc/Exp	Average Rates	Average Balance	Interest Inc/Exp	Average Rates
Assets
Loans receivable, net	$1,102,991	$17,171	6.24%	$976,563	$14,297	5.89%
Investment securities
Taxable	179,428	1,732	3.87%	244,109	2,300	3.79%
Tax exempt	61,415	985	6.43%	66,608	1,096	6.62%

Total investments	240,843	2,717	4.53%	310,717	3,396	4.40%

Interest bearing deposits	220	3	5.47%	504	1	1.03%
Federal funds sold	1,368	13	3.81%	3,221	8	0.92%

	242,431	2,733	4.53%	314,442	3,405	4.36%

Total earning assets	1,345,422	19,904	5.93%	1,291,005	17,702	5.51%

Total nonearning assets	120,149			115,608

Total assets	$1,465,571			$1,406,613

Liabilities and Stockholders’ Equity
Interest-bearing deposits
Interest checking	$195,952	$204	0.42%	$189,402	$185	0.39%
Money market	166,521	461	1.11%	170,698	375	0.88%
Savings	132,431	221	0.67%	141,020	235	0.67%
Time deposits:
Less than $100,000	363,045	2,827	3.12%	370,677	2,449	2.66%
$100,000 and more	134,441	1,155	3.45%	119,939	993	3.33%

Total interest-bearing deposits	992,390	4,868	1.97%	991,736	4,237	1.72%

Federal funds purchased and repos	21,397	145	2.72%	21,633	34	0.63%
Trust Preferred Securities	20,619	294	5.72%	20,000	194	3.90%
Other short term borrowings	19,165	163	3.41%	10,813	46	1.71%
Federal Home Loan Bank advances	20,389	249	4.90%	14,118	182	5.18%

	81,570	851	4.18%	66,564	456	2.76%

Total interest-bearing liabilities	1,073,960	5,719	2.14%	1,058,300	4,693	1.78%

Total noninterest-bearing liabilities	261,639			226,867

Total liabilities	1,335,599			1,285,167
Stockholders’ equity	129,972			121,446

Total liabilities and stockholders’ equity	$1,465,571			$1,406,613

Net interest income (tax equivalent)		$14,185			$13,009

Average interest rate spread			3.79%			3.73%
Interest expense as percentage of average earning assets			1.70%			1.46%
Net interest margin			4.23%			4.05%

VIRGINIA FINANCIAL GROUP INC.

CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES

SIX MONTHS ENDED JUNE 30, 2005 AND 2004

(Dollars in thousands)

	Six months ended June 30,
	2005			2004
Dollars in thousands	Average Balance	Interest Inc/Exp	Average Rates	Average Balance	Interest Inc/Exp	Average Rates
Assets
Loans receivable, net	$1,087,577	$33,267	6.17%	$959,816	$28,411	5.95%
Investment securities
Taxable	185,563	3,605	3.92%	250,962	4,874	3.91%
Tax exempt	61,868	1,995	6.50%	68,759	2,248	6.57%

Total investments	247,431	5,600	4.57%	319,721	7,122	4.48%

Interest bearing deposits	370	7	3.82%	526	2	0.78%
Federal funds sold	1,246	20	3.24%	2,040	10	0.93%

	249,047	5,627	4.56%	322,287	7,134	4.45%

Total earning assets	1,336,624	38,894	5.87%	1,282,103	35,545	5.58%

Total nonearning assets	119,347			123,044

Total assets	$1,455,971			$1,405,147

Liabilities and Stockholders’ Equity
Interest-bearing deposits
Interest checking	$197,385	$399	0.41%	$192,967	$570	0.59%
Money market	170,358	943	1.12%	169,963	781	0.92%
Savings	133,996	443	0.67%	139,020	484	0.70%
Time deposits:
Less than $100,000	366,258	5,587	3.08%	371,508	4,956	2.68%
$100,000 and more	131,310	2,247	3.45%	117,896	1,980	3.38%

Total interest-bearing deposits	999,307	9,619	1.94%	991,354	8,771	1.78%

Federal funds purchased and repos	22,203	288	2.62%	28,024	106	0.76%
Trust Preferred Securities	20,619	559	5.47%	11,538	222	3.87%
Other short term borrowings	14,418	221	3.09%	18,614	144	1.56%
Federal Home Loan Bank advances	17,241	429	5.02%	11,820	338	5.75%

	74,481	1,497	4.05%	69,996	810	2.33%

Total interest-bearing liabilities	1,073,788	11,116	2.09%	1,061,350	9,581	1.82%

Total noninterest-bearing liabilities	253,315			222,708

Total liabilities	1,327,103			1,284,058
Stockholders’ equity	128,868			121,089

Total liabilities and stockholders’ equity	$1,455,971			$1,405,147

Net interest income (tax equivalent)		$27,778			$25,964

Average interest rate spread			3.78%			3.76%
Interest expense as percentage of average earning assets			1.68%			1.50%
Net interest margin			4.19%			4.07%